Exhibit 4.1 EMERGENT BIOSOLUTIONS INC. DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHNAGE ACT OF 1934 Emergent BioSolutions Inc. (“we”, “our” and “us”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common stock, $0.001 par value per share. The following summary of common stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Third Restated Certificate of Incorporation (our “Charter”), our Amended and Restated By-laws (our “By-laws”) and applicable provisions of General Corporation Law of the State of Delaware (the “DGCL”), as each may be amended from time to time. Our Charter and By-laws are incorporated by reference as exhibits to the Annual Report on Form 10-K to which this exhibit is filed. Description of Common Stock Authorized and Outstanding Shares. Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.001 par value per share, of which 100,000 shares have been designated as series A junior participating preferred stock. As of December 31, 2024, approximately 54.3 million shares of common stock were issued and outstanding, and no shares of preferred stock were outstanding. All outstanding shares of common stock are fully paid and nonassessable. Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Notwithstanding the previous sentence, unless otherwise provided by law, holders of our common stock are not entitled to vote on any amendment to our Charter that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled to vote on such amendment. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. On other matters, where a quorum is present at a meeting, a matter shall be decided by the affirmative vote of stockholders representing a majority in voting power of the shares of stock present or represented and voting affirmatively or negatively on such matter (or if a separate vote by a class or classes or series is required, then in the case of each such class or classes or series, the holders of capital stock representing a majority in voting power of the shares of stock of such class or classes or series present or represented and voting affirmatively or negatively on such matter), except when a different vote is required by law, the Charter or the By-laws. Our stockholders do not have cumulative voting rights. Dividends. Holders of our common stock are entitled to receive proportionately any dividends from funds lawfully available therefor as and when declared by our Board of Directors, subject to any preferential dividend or other rights of any then outstanding preferred stock. Liquidation and Dissolution. In the event of our dissolution or liquidation, the holders of our common stock are entitled to receive ratably all assets available for distribution to our

2 stockholders after the payment of all debts and other liabilities and subject to any preferential or other rights of any then outstanding preferred stock. Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Listing. Our common stock is listed on the New York Stock Exchange under the symbol “EBS.” Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. Warrants As of December 31, 2024, we had outstanding (i) 1,000,000 warrants to purchase up to 1,000,000 shares of common stock at an exercise price of $9.8802 per share and (ii) 1,500,000 warrants to purchase up to 1,500,000 shares of common stock at an exercise price of $15.7185 per share (collectively, the “Warrants”). The Warrants will expire on August 30, 2029 unless earlier exercised in full. No holder of Warrants will have or exercise any rights held by holders of our common stock solely by virtue thereof as a holder of Warrants, including the right to vote or to receive dividends or other distributions as a holder of our common stock. The exercise prices of the Warrants, the number of shares of our common stock issuable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of certain events including (1) the issuance of common stock as dividends or distributions of common stock, subdivision or combination, (2) the issuance of rights or warrants, or (3) the issuance of dividends and distributions of capital stock, evidence of indebtedness, rights or warrants to purchase our securities, assets, or property or cash. The foregoing summary of the Warrants does not purport to be complete and is qualified in its entirety by reference to the forms of Warrant, which are incorporated by reference which are filed as exhibits to the Annual Report on Form 10-K to which this exhibit is attached. Anti-Takeover Effects of Delaware law and Our Charter and By-laws Delaware law, our Charter and our By-laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us by means of a tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders otherwise consider to be in our or their best interest, including transactions which provide for payment of a premium over the market price for our shares. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.

3 Delaware Business Combination Statute. We are subject to Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time of the transaction in which the person or entity became an interested stockholder, unless: • prior to that time, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation; • upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation, excluding for this purpose shares owned by persons who are directors and also officers of the corporation and by specified employee benefit plans; or • at or after such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote, and not by written consent, of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. For the purposes of Section 203, a “business combination” is broadly defined to include: • any merger or consolidation involving the corporation and the interested stockholder; • any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; • any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions; • any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or • the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. An “interested stockholder” is a person who, together with affiliates and associates, owns or within the immediately preceding three years did own 15% or more of the corporation’s voting stock. Undesignated Preferred Stock. Our Charter provides our Board of Directors the ability, without action by our stockholders, to issue up to 15,000,000 shares of preferred stock (14,900,000 of which are currently undesignated), with voting or other rights or preferences as designated by our Board of Directors. Such issuances could impede the success of any attempt to change control of us. The existence of authorized but unissued shares of preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

4 Staggered Board; Removal of Directors; Vacancies. Our Board of Directors is divided into three classes with staggered three-year terms. Our directors may be removed from office only for cause and only by the affirmative vote of holders of our capital stock representing at least 75% of the voting power of all stock entitled to vote. Subject to the rights of holders of any series of preferred stock, and except as required by law, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors present at a meeting duly held at which a quorum is present. The classification of our Board of Directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company. Stockholder Action by Written Consent; Special Meetings. Our Charter and our By-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our Charter and our By-laws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our Board of Directors, our chairman of the board or our president. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors. Advance Notice Requirements. Our By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. Super-Majority Voting. Our Charter requires the affirmative vote of the holders of our capital stock representing at least 75% of the votes which all the stockholders are entitled to cast, to amend our By-laws and certain provisions of our Charter (including the provisions governing special meetings of stockholders) and to remove directors for cause or declassify the Board of Directors. Registration Rights In connection with the Credit Agreement, dated August 30, 2024, by and among us, the lenders from time to time party thereto (the “Lenders”), and OHA Agency LLC, as administrative agent (the “Credit Agreement”), we entered into a Warrant Agreement, dated August 30, 2024, with Broadridge Corporate Issuer Solutions LLC, as Warrant Agent (the “Warrant Agreement”), pursuant to which we issued the Warrants to the Lenders, and a

5 Subscription Agreement, dated August 30, 2024, by and among us and the Lenders (the “Subscription Agreement”, pursuant to which we issued 1,113,338 shares of common stock to the Lenders (the “Shares”). Under the Warrant Agreement, we agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the Warrants, the shares underlying the Warrants (the “Warrant Shares”) and the Shares, which registration statement was declared effective by the Securities and Exchange Commission on December 4, 2024 (the “Registration Statement”). We are required to keep the Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act (a) with respect to the registration of the Warrants, until the Warrants have been exercised or have been sold, transferred or otherwise disposed of pursuant to a registration statement or Rule 144 (“Rule 144”) under the Securities Act or (b) with respect to the registration of the Warrant Shares or the Shares, until such time as such shares have been sold, transferred or otherwise disposed of pursuant to a registration statement or Rule 144.